Exhibit 99.2

Acquisition of Nestor Cables Oy Conference Call May 17, 202 2 NASDAQ: CLFD

Important Cautions Regarding Forward - Looking Statements Forward - looking statements contained herein and in any related presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “outlook,” or “continue” or comparable terminology are intended to identify forward - looking statements. These statements are based on Clearfield’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed acquisition of Nestor Cables will be completed, that it will be completed as currently proposed, or at any particular time. Further there can be no assurance that Clearfield will realize the expected strategic benefits from the transaction. Actual results may vary materially from those expressed or implied by any forward - looking statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Clearfield’s business. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10 - K and its subsequent filings on Form 10 - Q provides descriptions of those risks and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law. NASDAQ:CLFD 2

Who We Are Clearfield provides fiber protection, fiber management and fiber delivery solutions that enable rapid and cost - effective fiber - fed deployment throughout the broadband service provider space. NASDAQ:CLFD 3

Clearfield “Now of Age” Plan NASDAQ:CLFD 4 Augmenting Capacity for Ongoing Growth • Investing in products, manufacturing and supply chain to increase competitiveness and reduce costs • Building upon Domestic and Global partnerships for faster product innovation and cost reduction programs Accelerating our Operating Cadence • Active investment in systems and processes to enable our agile work environment • Speed of delivery in every part of our organization is paramount to our success Amplifying Bold and Disruptive Growth • Leveraging Community Broadband for One - Fiber Backhaul • Removing obstacles for the integration of wireline and wireless networks • Bringing fiber management expertise to 5G, NG - PON, and edge computing

Overview on Nestor NASDAQ:CLFD 5 • Nestor Cables was founded by cable technology professionals to preserve the Finnish tradition of producing high - quality fiber optic cables • Nestor is one of the leading developers and manufacturers of fiber optic cable solutions in Northern Europe • Nestor products are developed and tested to meet the highest quality standards • Reliable and flexible deliveries, quick reaction times, efficiency Nestor Products Connectivity products for fiber optic networks Microducts and bundles Fiber optic cables

NASDAQ:CLFD 6 • Founded in 2007 in Oulu, Finland • More than 100 employees • Customers in 50+ countries • Two production facilities • FY 2021 revenue of EUR €31.7 million (approximately $33 million) under Finnish Accounting Standards • Nestor will have enhanced capabilities to continue to meet its Finnish and European customers Nestor at a Glance

Transaction Details NASDAQ:CLFD 7 • Transaction value with fees : $23 million • Funding Sources: Clearfield expects to fund the acquisition through its credit facility • Anticipated close: A few months, pending customary Finnish regulatory approvals • Acquisition is expected to be accretive to Clearfield earnings • Upon close of the transaction, Nestor will operate as a subsidiary of Clearfield

Strategic Rationale NASDAQ:CLFD 8 • Allows Clearfield to vertically integrate the supply of FieldShield fiber optic cables to meet future customer demand • Enables Clearfield to leverage Nestor’s deep technical expertise to extend overall supply of FieldShield fiber into the North American market • Expected to reduce the cost and complexity of freight by establishing Mexico - based production of fiber cable (est. early 2023) • Exciting opportunity to bring Clearfield’s cassette - based fiber management solutions to European market

Q&A NASDAQ:CLFD 9 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER

NASDAQ:CLFD 10 Contact Us COMPANY CONTACT: Cheri Beranek President & CEO Clearfield, Inc. IR@seeclearfield.com INVESTOR RELATIONS: Matt Glover and Sophie Pearson Gateway Investor Relations (949) 574 - 3860 CLFD@gatewayir.com